UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 1, 2011

CAPITAL GOLD CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	0-13078	13-3180530
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

76 Beaver Street, 14th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 344-2785

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 1, 2011, Capital Gold Corporation (the “Company”) reconvened the special meeting of its stockholders initially held on March 18, 2011, at which the stockholders voted on and approved a proposal to approve and adopt the plan of merger contained in the Agreement and Plan of Merger, dated as of October 1, 2010, by and among Gammon Gold Inc., Capital Gold AcquireCo, Inc., and the Company, as amended on October 29, 2010, March 9, 2011 and March 17, 2011. The final voting results, as certified by IVS Associates, Inc., an independent inspector of election, in their Final Report of the Inspector of Election dated April 6, 2011, were as follows:

FOR	AGAINST	ABSTAIN	BROKER-NON-VOTES
32,353,144	17,279,232	1,499,006	0

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GOLD CORPORATION

By:	/s/ Christopher Chipm
Name: Christopher Chipman
Title: Chief Financial Officer

Dated: April 6, 2011